SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 13, 2002

Xcel Energy Inc. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events.

     Xcel Energy Inc. (the “Company”) is filing this Current Report on Form 8-K to update the description of its common stock, par value $2.50 per share (the “Common Stock”), contained in Exhibit 99.05 to its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 29, 2000.

     Attached as Exhibit 99.01 to this Current Report on Form 8-K is a description of the Company’s Common Stock which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.01	Description of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ Edward J. McIntyre
Edward J. McIntyre Vice President and Chief Financial Officer

March 13, 2002